Exhibit 23.2


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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Shore Bancshares, Inc. (the "Company") of our report dated January 10, 1998, on the 1997 consolidated financial statements of the Company, which appears on page 33 of the 1997 Annual Report to Stockholders of the Company that is included in the Company's annual report on Form 10-K for the year ended December 31, 1997.


                                                              STEGMAN & COMPANY




Baltimore, Maryland
August 26, 1998



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